                                                                   Exhibit 10.20




                                   EXHIBIT E



                         LIMITED PARTNERSHIP AGREEMENT

                                       of

                       DM Associates Limited Partnership
                                 March 12, 1992

                               TABLE OF CONTENTS
                               -----------------

ARTICLE I - Definitions and Parties.............................................
-----------------------------------

     Section 1.1 - Definitions..................................................

ARTICLE II - Formation .........................................................
----------------------

     Section 2.1 - Formation ...................................................
     Section 2.2 - Name ........................................................
     Section 2.3 - Office and Agent for Service.................................
     Section 2.4 - Documents to Be Filed........................................

ARTICLE III - Purposes and Powers ..............................................
---------------------------------

     Section 3.1 - Purposes and Powers..........................................

ARTICLE IV - Term...............................................................
-----------------

     Section 4.1 - Term.........................................................

ARTICLE V - Partners and Capital................................................
--------------------------------

     Section 5.1 - Capital Contributions........................................
     Section 5.2 - Additional Limited Partners..................................
     Section 5.3 - Capital Accounts.............................................
     Section 5.4 - Non-Assessability............................................
     Section 5.5 - Limitation of Liability of
                   Limited Partners.............................................
     Section 5.6 - withdrawal; Interest.........................................

ARTICLE VI - Distributions of Cash; Allocations of
--------------------------------------------------
     Income and Loss ...........................................................
     ---------------

     Section 6.1 - General .....................................................
     Section 6.2 - Distributions of Cash Flow...................................
     Section 6.3 - Distributions of Cash from
                   Interim Capital Transactions.................................
     Section 6.4 - Distributions on Liquidation.................................
     Section 6.5 - Allocation of Net Profits and Net
                   Loss.........................................................
     Section 6.6 - Allocation of Gain and Loss
                   from Capital Transactions....................................
     Section 6.7 - Allocation of Net Profit and Net
                   Loss from Capital Transaction Upon
                   a Liquidation of the Partnership.............................
     Section 6.8 - Minimum Gain Chargeback;
                   Qualified Income Offset......................................
     Section 6.9 - Monthly Segments; Allocations
                   Among Partners ..............................................

     Section 6.10 - No Negative Restoration.....................................
     Section 6.11 - Accounting .................................................
     Section 6.12 - Book-up Provisions..........................................
     Section 6.13 - Section 704(c) Allocations..................................
     Section 6.14 - Special 35% Profits Limitation..............................

ARTICLE VII - Tax Matters Partner...............................................
---------------------------------

     Section 7.1 - Tax Matters Partner..........................................

ARTICLE VIII - Rights. Obligations and Representations
------------------------------------------------------
        of the General Partner .................................................
        ----------------------

     Section 8.1 - Power and Authority of the General
                   Partner......................................................
     Section 8.2 - Actions Requiring a Super Majority...........................
     Section 8.3 - Notification of Approval Required............................
     Section 8.3A - Actions Requiring a Majority ...............................
     Section 8.4 - Reimbursement ...............................................
     Section 8.5 - Representations by General Partner...........................
     Section 8.6 - Other Activities.............................................
     Section 8.7 - Periodic Reporting...........................................

ARTICLE IX - Other Partner Provisions...........................................
-------------------------------------

     Section 9.1 - Actions of the General Partner...............................
     Section 9.2 - Third Party Reliance.........................................

ARTICLE X - Rights and Obligations of Limited Partners..........................
------------------------------------------------------

     Section 10.1 - Authority of Limited Partners...............................
     Section 10.2 - Rights of Limited Partners..................................
     Section l0.3 - Assignment by Partners......................................
     Section 10.4 - Right of First Refusal......................................
     Section 10.5 - Right to Gift Interest......................................

ARTICLE XI - Special Transfer Provisions
----------------------------------------

ARTICLE XII - Power of Attorney.................................................
-------------------------------

     Section 12.1 - Power of Attorney...........................................
     Section 12.2 - Assignment..................................................
     Section 12.3 - Admission of Limited Partner................................
     Section 12.4 - Irrevocable.................................................
     Section 12.5 - Amendments by General Partner...............................

ARTICLE XIII - Indemnification..................................................
------------------------------

     Section 13.1 - Indemnification of General Partner..........................
     Section 13.2 - Indemnification of Partnership..............................

ARTICLE XIV - Restriction Against Transfers By General
------------------------------------------------------
              Partner; Removal of General Partner..............................
              -----------------------------------

     Section 14.1 - Removal of General Partner..................................
     Section 14.2 - Effect of Removal...........................................
     Section 14.3 - Successor General Partner ..................................
     Section 14.4 - Transfer of General Partner's
                    Interest

ARTICLE XV - Dissolution and Termination........................................
----------------------------------------

     Section 15.1 - Events of Dissolution ......................................
     Section 15.2 - Priority of Distribution....................................
     Section 15.3 - Period of Dissolution.......................................
     Section 15.4 - Statement ..................................................
     Section 11.5 - Liability for Capital
                    Contributions ..............................................

ARTICLE XVI - Concluding Provisions.............................................
-----------------------------------

     Section l6.l - Entire Agreement............................................
     Section 16.2 - Amendments .................................................
     Section 16.3 - Successors .................................................
     Section 16.4 - Captions ...................................................
     Section 16.5 - Notice .....................................................
     Section 16.6 - Arbitration ................................................
     Section 16.7 - Counterparts ...............................................
     Section 16.8 - Partial Invalidity..........................................
     Section 16.9 - Counsel ....................................................
     Section 16.10 - Applicable Law.............................................
     Section 16.11 - Exhibits ..................................................
     Section 16.12 - Genders ...................................................

                        LIMITED PARTNERSHIP AGREEMENT OF
                       DM ASSOCIATES LIMITED PARTNERSHIP



          THIS AGREEMENT OF LIMITED PARTNERSHIP (the "Agreement"), dated as of March 12 , 1992 by and among DM MANAGEMENT ASSOCIATES, a Connecticut general partnership (the "General Partner"), and the undersigned persons and entities whose names are listed on Exhibit A hereto as Limited Partners (individually a "Limited Partner" and collectively, the "Limited Partners"). The General Partner and the Limited Partners are referred to individually as a "Partner" and collectively as the "Partners."


                                   WITNESSETH:
                                   -----------

          WHEREAS the parties hereto desire to enter into this agreement pursuant to the laws of the State of Connecticut for the purpose of creating a limited partnership to acquire, hold and ultimately dispose of approximately 34% of the outstanding stock of DMCS, which stock represents approximately 60% of the voting power of DMCS (the "DMCS Shares").

          NOW, THEREFORE, it is hereby agreed as follows:


                                   ARTICLE I

                            Definitions and Parties
                            -----------------------

        SECTION 1.1 - DEFINITIONS. The words, phrases and parties defined in this Article shall have the meanings indicated. Whenever the words, phrases and parties defined in this Article, or elsewhere in this Agreement, are intended to have their defined meanings, the first letter of the word or the first letters of all substantive words in the phrase shall be capitalized. Otherwise, any word, phrase or party name that appears in this Agreement shall have the meaning denoted by its context .

        ACT shall mean the Connecticut Uniform Limited Partnership Act as the same may be, from time to time, amended.

        AFFILIATE of a Person (the "Primary Person") means (a) any Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, the Primary Person or (b) any Person who is the director or officer (i) of the Primary Person, (ii) of any Subsidiary of the Primary Person, or (iii) of any Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the power, directly or indirectly, (i) to vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (ii) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

        AGREEMENT shall mean this document, which is the Limited Partnership Agreement of the DM Associates Limited Partnership.

        BALANCE OF THE CLASS A LIMITED PARTNER'S 9% PREFERRED RETURN shall mean an amount equal to the excess of (i) a return at the rate of nine percent (9%) per annum, compounded annually, on the average daily balance (determined for each fiscal year of the Partnership, or portion thereof) of the Unrecovered Capital of the Class A Limited Partner for the period from the date hereof through the date of determination, which amount shall be reduced to reflect the timing and amount of any prior distributions of the Balance of the Class A Limited Partner's 9% Preferred Return pursuant to Section 6.3(d), less (ii) an amount equal to a return at the rate of six percent (6%) per annum, compounded annually, on the average daily balance (determined for each fiscal year of the Partnership, or portion thereof) of the Unrecovered Capital of the Class A Limited Partner for the period from the date hereof through the date of determination.

        BALANCE OF THE LIMITED PARTNERS' 15% PREFERRED RETURN shall mean an amount equal to the excess of (i) a return at the rate of fifteen percent (15%) per annum, compounded annually, on the average daily balance (determined for each fiscal year of the Partnership or portion thereof) of the Unrecovered Capital of the applicable Limited Partner for the period from the date hereof through the date of determination, which amount shall be reduced to reflect the timing and amount of any prior distributions to the applicable Limited Partner of the Balance of the Limited Partners' 15% Preferred Return pursuant to Section 6.3(g); less (ii) an amount equal to a return at the rate of nine percent (9%) per annum, compounded annually, on the average daily balance (determined for each fiscal year of the Partnership, or portion thereof) of the Unrecovered Capital of the applicable Limited Partner for the period from the date hereof through the date of determination.

        BALANCE OF THE SPECIAL 15% PRIORITY shall mean an amount equal to a return at the rate of fifteen percent (15%) per annum, compounded annually, on the principal amount outstanding from time to time on the CDA Loan for the period from the date hereof through the date of determination, less an amount equal to a return at the rate of nine percent (9%) per annum, compounded quarterly, on the principal amount outstanding from time to time on the CDA Loan for the same period, which amount shall be reduced to reflect the timing and amount of any prior distributions of the Balance of the Special 15% Priority pursuant to Section 6.3(h).

        CAPITAL CONTRIBUTIONS shall mean, with respect to any Partner, the amount of money and the fair market value of any property (including DMCS Shares) contributed to the Partnership pursuant to the terms of this Agreement.

        CAPITAL TRANSACTION shall mean a sale, financing, refinancing, or termination and liquidation of the Partnership, or any other disposition of the Partnership Property, or any part of, or interest in, the Partnership Property, which, in accordance with generally accepted accounting principles, is attributable to capital.

        CASH FLOW shall mean with respect to any period, the amount, (if any) by which the cash received from all sources other than:

             (a) Capital Contributions (except the amount of any reserve originating from a Capital Contribution which is used to pay an Operating Cost); and

             (b) Capital Transactions, exceeds the operating costs with respect to such period.

        CASH FROM CAPITAL TRANSACTIONS shall mean with respect to any period, the amount (if any) by which the cash received from Capital Transactions exceeds the costs and expenses attributable to such Capital Transactions.

        CDA shall mean the Connecticut Development Authority.

        CDA LOAN shall mean a nonrecourse loan in the amount of $7,100,000 from CDA, or any successor creditor thereto, due July 31, 1997.

        CDA LOAN AGREEMENT shall mean the Loan Agreement and Stock Pledge Agreement between the Partnership and the CDA and the

Irrevocable Special Proxy granted by the Partnership to the CDA, all dated as of February ___, 1992.

        CLASS A LIMITED PARTNERS shall mean those partners designated on Exhibit A hereto as being Class A Limited Partners.

        CLASS B LIMITED PARTNERS shall mean those partners designated on Exhibit A hereto as being Class B Limited Partners.

        CLOSING DATE shall mean the date the Partnership acquired the DMCS Shares, which was ___________, 1992.

        DMCS shall mean Dairy Mart Convenience Stores, Inc., a Delaware corporation.

        DMCS SHARES shall mean shares of Class B Common Stock, Par value $.0l per share of Dairy Mart Convenience Stores, Inc.

        15% PREFERRED RETURN shall mean, with respect to the General Partner, an amount equal to a return at the rate of fifteen percent (15%) per annum, compounded annually, on the average daily balance (determined for each fiscal year of the Partnership or portion thereof) of the Unrecovered Capital of the General Partner for the period from the date hereof through the date of determination, which amount shall be reduced to reflect the timing and amount of any prior distributions of the 15% Preferred Return pursuant to Section 6.3(i).

        GENERAL PARTNER shall mean DM MANAGEMENT Associates, a Connecticut general partnership.

        GROSS ASSET VALUE means, with respect to any asset, the asset's adjusted basis for federal income tax purposes, except that the Gross Asset Values of all Partnership assets shall be adjusted to equal their respective gross fair market value, as determined by the General Partner, as of the following times:

             (a) the acquisition of an additional interest in the Partnership by any new or existing Partner in exchange for more than a de minimis Capital Contribution;

             (b) the distribution by the partnership to Partner of more than a de minimis amount of Partnership property as consideration for an interest in the Partnership if the General Partner reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership;

             (c) the liquidation of the Partnership within the meaning of Regulations Section 1.704-l(b)(2)(ii)(g);

             (d) the Gross Asset Value of any Partnership asset distributed to any Partner shall be the gross fair market value of such asset on the date of distribution; and

             (e) the Gross Asset Values of Partnership assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to I.R.C. Section 734(b) or I.R.C. Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulation Section l.704-l(b)(2)(iv)(m); provided, however, that Gross Asset Values shall not be adjusted pursuant to this subsection to the extent the Partners determine that an adjustment pursuant to subparagraph (b) is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subsection.

        INDIVIDUAL CLASS B LIMITED PARTNER shall mean Charles Nirenberg.

        INTERIM CAPITAL TRANSACTION shall mean any financing, refinancing or sale of a portion of the assets of the Partnership and any similar items which, in accordance with generally accepted accounting practices, are attributable to capital but which do not result in the dissolution of the Partnership.

        LIMITED PARTNERS shall mean the Class A Limited Partner or Partners and the Class B Limited Partners, all of which persons and entities are listed as Limited Partners in Exhibit A attached hereto.

        MAJORITY shall mean Partners owning more than fifty percent (50%) of the Percentage Interests in the Partnership.

        NET PROFITS AND NET LOSSES means, for each fiscal year or other period, an amount equal to the Partnership's taxable income or loss for such year or period, determined in accordance with I.R.C. Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to I.R.C. Section 703(a)(l) shall be included in taxable income or loss), with the following adjustments:

             (a) My income of the Partnership that is exempt from federal income tax and not otherwise taken into account in compu-ting Net Profits or Net Losses pursuant to this Section shall be added to such taxable income or loss;

             (b) Any expenditures of the Partnership described in I.R.C. Section 705(a)(2)(B) or treated as I.R.C. Section 705(A)(2)(b) expenditures pursuant to Regulations Section l.704-l(b)(2)(iv)(i), and not otherwise taken into account in computing Net Profits or Net Losses pursuant to this Section shall be subtracted from such taxable income or loss;

             (c) In the event the Gross Asset Value of any Partnership asset is adjusted pursuant to the provisions of this Agreement, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Net Profits or Net Losses; and

             (d) Gain or loss resulting from any disposition of Partnership property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value.

        9% PREFERRED RETURN shall mean, with respect to each Class B Limited Partner, an amount equal to a return at the rate of nine percent (9%) per annum, compounded annually, on the average daily balance (determined for each fiscal year of the Partnership or portion thereof) of the Unrecovered Capital of such Class B Limited Partner for the period from the date hereof through the date of determination, which amount shall be reduced to reflect the timing and amount of any prior distributions of the 9% Preferred Return pursuant to Sections 6.3(e).

        PARTNERS shall mean the General Partner and the Limited Partners .

        PARTNERSHIP shall mean DM Associates Limited Partnership.

        PARTNERSHIP PROPERTY shall mean all assets held by the Partnership, including the DMCS Shares, subject to liabilities of the Partnership.

        PERCENTAGE INTEREST shall mean each Partner's interest in the Partnership. Each Partner's initial Percentage Interest in the Partnership shall be as set forth on Exhibit A.

        PERSON shall mean an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

        REPRESENTATIONS AGREEMENT shall mean the Representations Agreement among HNB Investment Corp., Charles Nirenberg, Frank Colaccino, Gregory Landry, Mitchell Kupperman and Robert Stein.

        6% PREFERRED RETURN shall mean, with respect to the Class A Limited Partner, an amount equal to a return at the rate of six percent (6%) per annum compounded annually, on the average daily balance (determined for each fiscal year of the Partnership or portion thereof) of the Unrecovered Capital of the Class A Limited Partner for the period from the date hereof through the date of determination, which amount shall be reduced to reflect the timing and amount of any prior distributions of the 6% Preferred Return pursuant to Section 6.3(b).

        SUBSIDIARY shall mean as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by such Person .

        SUPER MAJORITY shall mean Limited Partners owning sixty percent (60%) or more of the Percentage Interests of the Partnership.

        UNRECOVERED CAPITAL shall mean at any time the excess of all amounts contributed to the Partnership by a Partner over, with respect to the General Partner, all amounts previously distributed to the General Partner pursuant to
Section 6.3(f), with respect to the Class A Limited Partner, all amounts previously distributed to the Class A Limited Partner under Section 6.3(a) and with respect to the Class B Limited Partner all amounts previously distributed to the Class B Limited Partner under Section 6.3(c).

                                   ARTICLE II
                                   ----------

                                    Formation
                                    ---------

        SECTION 2.1 - FORMATION. The General Partner and the Limited Partners hereby agree to form a limited partnership pursuant to the Act. The Partnership shall commence on the date of recordation of a Certificate of Limited Partnership with the Secretary of State of the State of Connecticut.

        SECTION 2.2 - NAME. The Partnership shall be conducted under the name of DM Associates Limited Partnership.

        SECTION 2.3 - OFFICE AND AGENT FOR SERVICE. The principal office of the Partnership shall be located at 240 South Road, Enficid, Connecticut, Attn:
Frank Colaccino, or such other place or places as the General Partner may, from time to time, designate after notice to all the Limited Partners. The agent for service of process shall be Frank Colaccino, or such successor as may, from time to time, be designated by the General Partner.

        SECTION 2.4 - DOCUMENTS TO BE FILED. The Partners, or the General Partner as attorney-in-fact for one or more of the Partners, shall sign and file as required:

            (a) A Certificate of Limited Partnership, meeting the requirements of the Act, filed in accordance with this Agreement and such further amendments to the Certificate as may be required or permitted by this Agreement, all of which shall be filed f or record in the office of the Connecticut Secretary of State. The General Partner shall not be required to deliver or mail a copy of any such Amended and Restated Certificate of Limited Partnership to any Limited Partner; and

            (b) All other certificates required to be filed in Connecticut or in any other state or by the federal government.


                                  ARTICLE III
                                  -----------

                              Purposes and Powers
                              -------------------

        SECTION 3.1 - PURPOSES AND POWERS. The purpose of the Partnership is to acquire the DMCS Shares and to hold, manage, sell, and ultimately dispose of the DMCS Shares and to make any other investments agreed to by a Super Majority of the Partners. The Partnership is authorized to enter into all contracts, agree-ments, mortgages, leases, notes and other documents and perform all acts contemplated by this Agreement in furtherance of, or incidental to, such purpose.


                                   ARTICLE IV
                                   ----------

                                      Term
                                      ----

        SECTION 4.1 - TERM. The Term of the Partnership commenced on January 31, 1992, the date the Partnership was formed, and shall continue until the earlier of five years and six months after the Closing Date ("Term") or December 31, 1997, provided, however, that the Partnership shall be sooner dissolved, and the Term thereby shortened, upon the happening of any of the events set forth in
Article XV of this Agreement.


                                   ARTICLE V
                                   ---------

                              Partnership Capital
                              -------------------

        SECTION 5.1 - CAPITAL CONTRIBUTIONS. The capital of the Partnership shall be contributed and adjusted as follows:

            (a) The General Partner has contributed or will contribute on the Closing Date, the amount of cash capital set forth on Exhibit A in exchange for the Percentage Interest in the Partnership also set forth on Exhibit A.

            (b) Each Limited Partner has contributed to the Partnership, or will contribute on the Closing Date, the amount of capital, as set forth on Exhibit A, and shall receive a Percentage Interest in the Partnership, also as set forth on Exhibit A. Such capital shall be contributed in cash or, with respect to contributions to the Partnership on or prior to the Closing Date by the Class B Limited Partners, in shares of stock of the DMCS, valued for such purposes, at $12 per share.

        SECTION 5.2 - ADDITIONAL LIMITED PARTNERS. Except as expressly provided herein, the General Partner is not authorized to admit additional Partners to the Partnership or sell additional Partnership interests without a Super Majority vote of Limited Partners. Notwithstanding the foregoing, the General Partner shall be permitted at any time on or prior to six months after the Closing Date to admit up to five (5) additional Class B Limited Partners to the Partnership so long as (i) such additional Limited Partners are employees of DMCS at the time they are admitted to the Partnership, (ii) the interest in the Partnership received by such employees is acquired directly from the Individual Class B Limited Partner at a price to be mutually determined between the General Partner and the Individual Class B Limited Partner, (iii) such additional Class B Limited Partners own in the aggregate no more than a 1.25% Percentage Interest in the Partnership, (iv) the admission of the new Class B Limited Partner complies with the provisions of
Section 10.3(a) through (e) and (v) the admission of the new Class B Limited Partners does not dilute the interest of the Class A Limited Partner or the General Partner or reduce any amounts receivable by the Class A Limited Partner or the General Partner in their capacity as such. The General Partner is authorized to do all things necessary to effectuate the admission of such additional Limited Partners, each of whom shall become a signatory by executing a conformed counterpart of this Agreement and each such additional Partner shall be deemed to have adopted and to have agreed to be bound by all of the provisions of this Agreement. The original of this Agreement, executed by the General Partner and the original Partners, and the duly executed counterparts as aforementioned duly attested by the General partners taken together, shall constitute a single instrument.

        SECTION 5.3 - CAPITAL ACCOUNTS. The Partnership shall establish for each Partner a Capital Account which shall be maintained as follows:

            (a) To each Partner's Capital Account there shall be credited such Partner's Capital Contributions, such Partner's distributive share of profits and any items in the nature of income or gain that are specifically allocated pursuant to Article VI hereof, and the amount of any Partnership liabilities that are assumed by such Partner or that are secured by any Partnership property distributed to such Partner.

            (b) From each Partner's Capital Account there shall be debited the amount of cash and the fair market value of any Partnership property distributed to such Partner pursuant to any provision of this Agreement, such Partner's distributive share of losses, and any items in the nature of expenses or losses that are specially allocated pursuant to Article VI hereof, and the amount of any liabilities of such Partner that are assumed by the Partnership or that are secured by any property contributed by such Partner to the Partnership.

            (c) In the event any interest in the Partnership is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred interest.

            (d) Loans made by any Partner to the Partnership shall not be considered a Capital Contribution to the Partnership and shall not be credited to the Partner's capital account.

            (e) The foregoing provisions and other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulation Sections 1.704-1 (b), and shall be interpreted and applied in a manner consistent with such Regulation. In the event the General Partner shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto, are computed in order to comply with the Treasury Regulations, the General Partner may make such modification, provided that it is not likely to have a material effect on the amounts distributable to any-Partner pursuant to Article XV hereof upon the dissolution of the Partnership. The General Partner shall adjust the amounts debited or credited to Capital Accounts with respect to: (a) any property contributed to the Partnership or distributed to the Partners, and (b) any liabilities that are secured by such contributed or distributed property or that are assumed by the Partnership or the Partners, in the event the General Partner shall determine such adjustments are necessary or appropriate pursuant to Treasury Regulation Section l.704-l(b)(2)(iv). The General Partner also shall make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Treasury Regulation Section 1.704-1(b).

        SECTION 5.4 - NON-ASSESSABILITY. No Limited Partner shall be obligated to make any additional contributions to the Partnership.

        SECTION 5.5 - LIMITATION OF LIABILITY OF LIMITED PARTNERS. The liability of any Limited Partner to provide funds or any other property to the Partnership shall be limited to the amount of the Partner's required Capital Contribution. The Limited Partners shall have no further liability to contribute money to the Partnership for, or in respect of, the liabilities or obligations of the Partnership nor shall any Limited Partner be personally liable for any obligations of the Partnership.

        SECTION 5.6 - WITHDRAWAL; INTEREST. Except as otherwise herein expressly provided: (a) no Limited Partner shall have the right to withdraw any part of his Capital Contribution to the Partnership; (b) no Limited Partner, as a Limited Partner, shall have the right to receive any funds or property of the Partnership; and (c) no interest shall be paid by the Partnership to any Partner with respect to any Capital Contribution.


                                   ARTICLE VI
                                   ----------

                 Distributions of Cash And Allocation of Income
                 ----------------------------------------------

        SECTION 6.1 - GENERAL. The General Partner shall have sole discretion as to the making and timing of the distributions of Cash Flow and Cash from Capital Transactions subject to the following provisions:

            (a) The Partnership shall retain such funds as the General Partner deems necessary to cover its business needs, which shall include reserves against possible losses and the payment or making provision for the payment, when due, of obligations of the Partnership and obligations secured by any lien on, or security interest in, property of the Partnership, or reserves to enable the Partnership to make future distributions to the Partners in accordance with any business plan established by the General Partner.

            (b) Except as otherwise provided in this Agreement, no Limited Partner shall have priority over any other Limited Partner either as to return of Capital Contributions or as to distributions. Except as provided in Section
15.6 hereof, no Limited Partner shall have the right to demand or receive property other than cash in return of his Capital Contributions or as to other distributions.

        SECTION 6.2 - DISTRIBUTIONS OF CASH FLOW. Any Cash Flow that is available for distribution shall be distributed, not more often than monthly, but at the sole discretion of the General Partner to the Partners in accordance with their Percentage Interests .

        SECTION 6.3 - DISTRIBUTIONS OF CASH FROM INTERIM CAPITAL TRANSACTIONS. After providing for the satisfaction of all current debts and obligations of the Partnership, including any required payments on any loan or other financing, the General Partner shall distribute the net proceeds from an Interim Capital Transaction, to the Partners to the extent available (after estab-lishment of reasonable reserves) in the following manner and order of priority:

            (a) First, an amount of such net proceeds equal to the aggregate balance of the Class A Limited Partner's Unrecovered Capital shall be distributed to the Class A Limited Partner;

            (b) Second, an amount of such net proceeds equal to the aggregate balance of the Class A Limited Partner's 6% Preferred Return shall be distributed to the Class A Limited Partner;

            (c) Third, an amount of such net proceeds equal to the aggregate balance of the Unrecovered Capital of the Class B Limited Partners shall be distributed to the Class B Limited Partners;

            (d) Fourth, an amount of such net proceeds equal to the Balance of the Class A Limited Partner's 9% Preferred Return shall be distributed to the Class A Limited Partner;

            (e) Fifth, an amount of such net proceeds equal to the Class B Limited Partners' 9% Preferred Return shall be distributed to the Class B Limited Partners;

            (f) Sixth, an amount of such proceeds up to the Unrecovered Capital of the General Partner shall be distributed to the General Partner;

            (g) Seventh, to (i) the Class A Limited Partner to the extent of its Balance of the Limited Partners' 15% Preferred Return, and (ii) the Class B Limited Partners, to the extent of their Balance of the Limited Partners' 15% Preferred Return. To the extent that the amount available for distribution under this Section 6.3(g) is less than the sum of the amounts referred to in Sections 6.3(g)(i) and (ii), then the amount to be distributed to each group hereunder shall be based upon a fraction of the amount available, the numerator of such fraction being the amount referred to in either Section 6.3(g)(i) or (ii), as the case may be, and the denominator of such fraction being the total of the amounts referred to in Sections 6.3(g)(i) and (ii);

            (h) Eighth, an amount of such net proceeds equal to the Balance of the Special 15% Priority shall be distributed 75% to the Class B Limited Partners and 25% to the General Partner;

            (i) Ninth, an amount of such proceeds equal to the 15% Preferred Return shall be distributed to the General Partner.

            (j) Thereafter, any remaining net proceeds shall be distributed three-quarters (75%) to the Limited Partners (to be shared by them pro rata based upon the relative Percentage Interests of the Limited Partners) and one-quarter (25%) to the General Partner.

        SECTION 6.4 - DISTRIBUTIONS ON LIQUIDATION. All amounts distributed in liquidation of the Partnership or, except under circumstances with respect to which this Agreement or any other agreement with the Partners whose interests are being liquidated contemplates otherwise, of the interests of one or more Partners, shall be distributed in accordance with the positive Capital Account balances of the Partners, the interests of which are being liquidated, as determined after taking into account all Capital Account adjustments for the taxable year in which such liquidation occurs, including adjustments under
Section 6.7 of this Agreement. Distributions pursuant to this Section 6.4 shall be made by the end of such taxable year (or, if later, within 90 days after the date of such liquidation). Notwithstanding anything contained in this Section 6.4, (except as provided in Section 6.14), it is the intention of the Partners that the distributions on liquidation of the Partnership be made in a manner similar to the distributions of Interim Capital Transactions contained in
Section 6.3 and, to the extent the ultimate distributions to be made on liquidation do not conform to the economic arrangement set forth in Section 6.3 the Partners agree and acknowledge that the Capital Accounts of the Partners will be adjusted to assure that the ultimate distributions to Partners reflect the distribution priorities contained in Section 6.3.

        SECTION 6.5 - ALLOCATIONS OF NET PROFITS AND NET LOSS. Subject to
Section 6.8 of this Agreement, Net Profits and Net Loss shall be allocated to the Partners for each fiscal year of the Partnership, or part of thereof, in accordance with their Percentage Interests.

        SECTION 6.6 - ALLOCATION OF GAIN AND LOSS FROM CAPITAL TRANSACTIONS (OTHER THAN UPON A LIQUIDATION). Subject to Section 6.8 of this Agreement, Net Profits from Interim Capital Transactions (other than upon a liquidation of the Partnership) shall be allocated among the Partners in the following amounts and priorities:

            (a) First, to those Partners to whom distributions were made, or are to be made under Section 6.3 as (i) 6% Preferred Return, (ii) Balance of the Class A Limited Partner's 9% Preferred Return, (iii) 9% Preferred Return, (iv) Balance of the Limited Partners' 15% Preferred Return, (v) Balance of the Special 15% Priority, or (vi) 15% Preferred Return from the net proceeds from the Interim Capital Transactions, in the amount by which any such distribution exceeded, or with respect to prospective distributions, will exceed his or its Capital Account. In the event the Net Profits to be allocated are less than the aggregate excess described above, each Partner will be allocated that portion of the Net Profits to be allocated pursuant to this Section 6.6, the numerator of which is the differential between its distribution and its Capital Account and the denominator of which is the aggregate differential for all Partners; and

            (b) Thereafter, the balance of Net Profits from Interim Capital Transactions shall be allocated 75% to the Limited Partners (to be shared by them pro rata based upon their relative Percentage Interests) and 25% to the General Partner;

            (c) Net losses from Interim Capital Transactions shall be allocated among the Partners as follows:

                (1) First, to the Partners in proportion to their Capital Accounts, until their Capital Accounts are reduced to zero; and

                (2) Thereafter, the balance of Net Losses, if any, shall be allocated among the Partners pro rata in accordance with their Percentage Interests.

        SECTION 6.7 - ALLOCATION OF NET PROFITS AND NET LOSS FROM CAPITAL TRANSACTIONS UPON A LIQUIDATION OF THE PARTNERSHIP.

            (a) Except as provided in Section 6.8, all Net Profits of the Partnership in connection with a dissolution and winding up of the Partnership shall be allocated to the Partners in the following manner and priority:

                (1) First, to the Class A Limited Partner until the positive balance in the Capital Account of the Class A Limited Partner is equal to the sum of the Unrecovered Capital of the Class A Limited Partner and the 6% Preferred Return;

                (2) Then, to the Class B Limited Partners until the positive balance in the Capital Account of the Class B

Limited Partners is equal to the Unrecovered Capital of the Class B Limited Partners.

                (3) Then, to the Class A Limited Partner until the positive balance in the Capital Account of the Class A Limited Partner is increased by an amount equal to the Balance of the Class A Limited Partner's 9% Preferred Return;

                (4) Then, to the Class B Limited Partners until the positive balance in the Capital Account of the Class B Limited Partners is increased by an amount equal to the 9% Preferred Return;

                (5) Then, to the General Partner until the positive balance of the Capital Account of the General Partner is equal to the Unrecovered Capital of the General Partner;

                (6) Then, to the Limited Partners until the positive balance in the Capital Account of the Limited Partners is increased by an amount equal to the Balance of the Limited Partners' 15% Preferred Return under Section 6.3(g);

                (7) Then, to the Class B Limited Partners and the General Partner until the positive balance in their Capital Accounts is increased by the Balance of the Special 15% Priority that is or was distributed to such Partners under Section 6.3(h);

                (8) Next, to the General Partner until the positive balance in the Capital Account of the General Partner is increased by an amount equal to the 15% Preferred Return;

                (9) Thereafter, to the Partners in accordance with, and in proportion to the amounts received, or to be received, by them pursuant to
Section 6.3(j).

            (b) Net Losses from Capital Transactions upon a liquidation of the Partnership shall be allocated first to those Partners with positive Capital Account balances, pro rata, until such Capital Account balances have been reduced to zero. The balance of Net Losses, if any, shall be allocated, pro rata, in accordance with the Partners' Percentage Interests.

        SECTION 6.8 - MINIMUM GAIN CHARGEBACK; QUALIFIED INCOME OFFSET. Notwithstanding any allocation in this Article VI:

            (a) No Net Loss and no Net Loss from Capital Transactions shall be allocated to any Partner to the extent that such allocation would cause or increase the amount of a deficit balance in such Partner's Capital Account at a time when any other Partner has a positive balance in his Capital Account. Any Net Loss and any Net Loss from Capital Transaction not allocable to a Partner by reason of the foregoing sentence shall be allocated to any remaining Partners having positive Capital Account balances until such balances have been reduced to zero.

            (b) In the event that: (i) any Partner or Partners unexpectedly receives any adjustment, allocation, or distribution described in Treasury Regulation Sections l.704-l(b)(2)(ii) (d)(4), (5) or (6), and (ii) such adjustment, allocation or distribution causes or increases a deficit balance in such Partner's or Partners' Capital Account(s) as of the end of the Partnership taxable year to which such adjustment, allocation or distribution relates, then, notwithstanding the provisions of Sections 6.5, 6.6 and 6.7 hereof, items of gross income (consisting of a pro rata portion of each item of gross income) for such taxable year and each subsequent year shall be allocated among all such Partners in proportion to such deficit balances or increases in such deficit balance created or caused by such adjustment, allocation or distribution, as the case may be, to eliminate such deficit balances or increases in such deficit balances, as the case may be, as quickly as possible.

            (c) In the event that during a Partnership taxable year there is a net decrease in the Partnership "Minimum Gain" (within the meaning of Treasury Regulation Section l.704-l(b)(4) (iv)(c)), then, prior to any other allocation under Sections 6.5, 6.6 and 6.7, of all items of income and gain, each Partner must be allocated items of income and gain for such year (and, if necessary, for subsequent years) in proportion to, and to the extent of, an amount equal to the greater of (i) the portion of such Partner's share of the net decrease in Partnership Minimum Gain during such year that is allocable to the disposition of Partnership Property subject to one or more nonrecourse liabilities of the Partnership, or (ii) the deficit balance in such Partner's Capital Account at the end of such year (determined before any allocation of Partnership income, gain, loss, deduction, or Code Section 705(a)(2)(B) expenditures for such year and after making the adjustments required by Treas. Reg. ss. 1.704-1(b)
(2)(ii)(d).

        For purposes of clauses (a), (b) and (c) of this Section 6.8, the Capital Account balances of all Partners shall be adjusted as provided in Treasury Regulation Section 1.704-1(b)(2) (ii)(d) and to reflect each Partner's share of the Partnership minimum gain as provided in Treasury Regulation Section 1.704-1 (b)(4)(iv) as of the end of the Partnership taxable year.

        SECTION 6.9 - MONTHLY SEGMENTS; ALLOCATIONS AMONG PARTNERS.

            (a) Except as otherwise provided in this Agreement, all income, gains, losses, deductions, credits and cash flow that are allocated or distributed to the Limited Partners shall be allocated or distributed among them in proportion to their respective Percentage Interest as measured on the last day of the appropriate monthly segment.

            (b) The partnership shall divide each fiscal year into 12 monthly segments for the purpose of allocating income, gains, losses, deductions, credits and distributions to Partners who were members of the Partnership at the end of each such monthly segment (hereinafter "segment"). In any case, each segment shall be based on calendar months so that segments shall end on the last day of each month whether or not the fiscal year is less than 12 months. Any Partner entering the Partnership during any month shall be deemed to enter the Partnership on the first day of the month and the income, gain, loss, deduction and distributions, if any, attributable to such Partner will be allocated to such Partner based on the closing of the books method.

            (c) Any allocations or distributions made hereunder to the Class B Limited Partners shall be shared between them in accordance with their relative Percentage Interests in the Partnership.

        SECTION 6.10 - NO NEGATIVE RESTORATION. In no event shall any Partner, by reason of his or its execution of this Agreement, be liable to pay for any loss beyond the amount of his or its Capital Contribution, or be personally liable for any debts of the Partnership except to the extent provided by the Act, or this Section 6.10. Each Limited Partner understands, however, that to the extent required by applicable partnership law, if he or it receives the return in whole or in part of his or its Capital Contribution, he may be liable to the Partnership for any sum, not in excess of such return with interest necessary to discharge the Partnership's liabilities to creditors.

        SECTION 6.11 - ACCOUNTING. The Partnership shall use the method of accounting directed by the General Partner. The fiscal year of the Partnership shall be the calendar year except that in any year the Partnership shall commence or terminate for federal income tax purposes, the then current fiscal year shall either begin on the date of commencement or end on the date of such termination, as the case may be.

        SECTION 6.12 - BOOK-UP PROVISIONS. Notwithstanding anything else contained herein, if the General Partner in its sole discretion so determines, upon the receipt of additional Capital Contributions from Partners, the assets of the Partnership shall be valued by the General Partner, any unrecognized gain or loss with respect to the Partnership's assets shall be allocated to the Capital Accounts of the Partners in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(f), the Capital Accounts of the Partners shall be maintained in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(g), and the allocations of items of taxable income, gain, deduction and loss with respect to such assets shall be made in accordance with Treasury Regulation Section 1.704-l(b)(4)(i).

        SECTION 6.13 - SECTION 704(c) ALLOCATIONS. In accordance with Code section 704(c) and the Regulations thereunder, income, gain, loss and deduction with respect to any property contributed to the capital of the Partnership, including DMCS Shares, shall, solely for tax purposes, be allocated among the Partners so as to take into account the variation between the adjusted basis of the property to the Partnership for federal income tax purposes and its initial gross value. Allocations pursuant to this Section 6.13 are solely for purposes of federal, state and local taxes and shall not affect or be taken into account in computing any Partner's Capital Account or share of Net Profits or Net Losses or other items or distributions pursuant to any provision of this Agreement.

        SECTION 6.14 - SPECIAL 35% PROFITS LIMITATION. Notwithstanding anything contained in this Agreement to the contrary, the Individual Class B Limited Partner's profits interest in the Partnership (as such term is defined in Code section 4946) (when combined with the indirect profits interest in the Partnership held by Mitchell Kupperman) shall in no event exceed 35%. In the event that the Individual Class B Limited Partner's profits interest in the Partnership were to exceed 35% (when combined with the indirect profits interest of Mitchell Kupperman), the Partners agree and acknowledge that any return in excess of such 35% profits interest in the Partnership shall be reallocated away from the Individual Class B Limited Partner and to The Nirenberg Family Charitable Foundation, or any successor to the Class B Limited Partner interest held by The Nirenberg Family Charitable Foundation, so that after such reallocation has been effectuated the Individual Class B Limited Partner's profits interest in the

Partnership (when combined with the indirect profits interest in the Partnership held by Mitchell Kupperman) is no greater than 35%.

                                  ARTICLE VII
                                  -----------

                              Tax Matters Partner
                              -------------------

    SECTION 7.1 - TAX MATTERS PARTNER. The Partnership hereby designates the General Partner to act as the Tax Matters Partner in accordance with Internal Revenue Code Section 6231, as the same may be, from time to time, amended. In the event that the General Partner ceases, for any reason, to be a general partner, or if it shall resign as Tax Matters Partner, the remaining General Partner, if any, shall be the Tax Matters Partner, and, if there is no remaining General Partner, then a Super Majority of the Partners shall designate the Partner to serve as Tax Matters Partner.


                                  ARTICLE VIII
                                  ------------

                            Rights, Obligations and
                            -----------------------
                     Representations of the General Partner
                     --------------------------------------

        SECTION 8.1 - POWER AND AUTHORITY OF THE GENERAL PARTNER.

            (a) Except for actions requiring approval by a Super Majority or Majority, full and complete discretion in the management and control of the affairs of the Partnership shall be vested in the General Partner, the Managing Partner of which is Frank Colaccino.

            (b) Notwithstanding anything herein to the contrary, the General Partner's management authority under Section 8.1(a) shall include, but not be limited to, (i) the right to determine who gets elected to the Board of Directors of DMCS and to otherwise exercise all rights the Partnership has with respect to voting and holding the DMCS Shares, (ii) the authority, on behalf of the Partnership, to execute any Purchase and Sale Agreements with respect to the acquisition or disposition of the DMCS Shares, and (iii) to execute financial applications for, and all documents pertaining to, the financing, if any, of the acquisition of the DMCS Shares and/or any subsequent financing, refinancing or disposition of the DMCS Shares, all upon such terms and conditions as the General Partner, in its sole discretion, shall determine.

        SECTION 8.2 - ACTIONS REQUIRING A SUPER MAJORITY. In addition to actions set forth elsewhere in this Agreement, the following actions of the Partnership shall require approval by a Super Majority:

            (a) changing the nature of the Partnership business; or

            (b) any modification of the CDA Loan Agreement or any agreements in respect of any other material indebtedness of the Partnership;

            (c) converting the DMCS Shares to Class A Common Stock of DMCS; or

            (d) approving an amendment, other than an amendment in accordance with Section 12.5, to this Agreement.

        SECTION 8.3 - NOTIFICATION OF APPROVAL REQUIRED. When, under any provision of this Agreement, the approval or ratification of a Super Majority is required, the General Partner shall send notice in accordance with Section 16.5.

        SECTION 8.3A - ACTIONS REQUIRING APPROVAL OF A MAJORITY. In addition to the actions set forth elsewhere in this Agreement, the Partnership shall not sell, transfer or exchange more than 1,115,245 DMCS Shares in the aggregate (including all prior transfers of DMCS Shares by the Partnership) without the approval of a Majority.

        SECTION 8.4 - REIMBURSEMENT. The General Partner shall be entitled to current reimbursement from the Partnership's assets for reasonable costs and expenses incurred by the General Partner while acting on behalf of the Partnership. The Tax Matters Partner shall be entitled to reimbursement for all reasonable costs and expenses incurred by him in connection with any audit, administrative proceeding or judicial proceeding, including, but not by way of limitation, the fees of accountants, attorneys and other professional advisors.

        SECTION 8.5 - REPRESENTATIONS BY GENERAL PARTNER. The General Partner does hereby represent and warrant that:

            (a) the appropriate documents have been or will be filed which will constitute the Partnership as duly organized and validly existing under the laws of the State of Connecticut; and

            (b) the execution and delivery of all instruments and the performance of all acts heretofore or hereafter made or taken, or to be made or taken, pertaining to the Partnership or the Partnership Property by the General Partner have been or will be duly authorized by all necessary action and the consummation of any such transactions with, or on behalf of, the Partnership will not constitute a violation of any law, administrative regulation or court decree.

        SECTION 8.6 - OTHER ACTIVITIES. The General Partner shall devote only such time to the Partnership's business as shall be reasonably required. The Limited Partners hereby acknowledge that the partners of the General Partner are officers of DMCS and that as such, a substantial portion of their time will be devoted to their responsibilities and obligations to DMCS as officers of DMCS. The Limited Partners acknowledge that they will not consider such responsibilities of the partners of the General Partner to conflict with the ability of the General Partner to act as General Partner of the Partnership. The Limited Partners hereby expressly waive any claim they may have against the General Partner, or the partners of the General Partner, for breach of the General Partner's fiduciary obligation to the Partnership due, or relating to the status of the partners of the General Partner as officers of DMCS, provided, however, that the waiver set forth herein is not intended to, and does not, waive any claim that the Partnership may have, in its capacity as a shareholder, against the said officers by virtue of any willful misconduct by said officers.

        SECTION 8.7 - PERIODIC REPORTING. The General Partner shall furnish to the Limited Partners, within 10 days after they are received by the General Partner, copies of all proxy statements, annual reports, and other Securities and Exchange Commission filings received by the General Partners from DMCS. In addition, the General Partner shall provide to the Limited Partners copies of all financial statements and other reports and certificates provided to the CDA, when and as such reports and other information are provided to the CDA.


                                   ARTICLE IX
                                   ----------

                            Other Partner Provisions
                            ------------------------

        SECTION 9.1 - ACTIONS OF THE GENERAL PARTNER. Whenever in this Agreement or any other agreement contemplated herein, the General Partner is permitted or required to make a decision (i) in its "discretion" or "sole discretion", with "complete discretion" or under a grant of similar authority or latitude, the General Partner shall be entitled to consider only such interest and factors as it desires and shall have no duty or obligation to consider any interest of or factors affecting the Limited Partners or their assigns or (ii) in its "good faith" or under another express standard, the General Partner shall be subject to only such express standard and shall not be subject to any other or different standards imposed by the Act, any other applicable law, statute, rule or regulation, or any other agreement contemplated herein. Each Limited Partner and each assignee hereby agrees that any standard of care or duty imposed in this Agreement or any other agreement contemplated herein or under the Act or any other applicable law, rule, or regulation, shall be modified, waived or limited in each case as required to permit the General Partner to act under this Agreement or any other agreement contemplated herein and to make any decision pursuant to the authority prescribed in this Section 9.1, so long as such action or decision does not constitute gross negligence, malfeasance or fraud and is not reasonably believed by the General Partner to be inconsistent with the overall purposes of the Partnership. The General Partner may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by the General Partner to be genuine and to have been signed or presented by the proper party or parties. The General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisors selected by the General Partner. The opinion of such person as to matters which the General Partner believes to be within such person's professional or expert competence shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by the General Partner in good faith and in accordance with such opinion.

        SECTION 9.2 - THIRD PARTY RELIANCE ON AUTHORITY OF THE GENERAL PARTNER. The signed statement of the General Partner reciting that the General Partner has authority to undertake any act or has the necessary votes or consents of the Partners to take any such act, when delivered to any third party, including any lender or purchaser (including any purchaser of the DMCS Shares from the Partnership) ("Third Party"), shall be all of the evidence such Third Party shall need concerning the capacity of such General Partner and any such Third Party shall be entitled to rely upon such statement and shall not be required to inquire further as to any of the facts contained in such statement, said facts being deemed to be true insofar as such Third Party is concerned (provided, however, that such Third Party may not rely upon such statement and deem it to be true if such Third Party has actual knowledge to the contrary). After delivering such statement, the General Partner by its signature alone, may sign any instrument and bind the Partnership and the Partnership Property just as though all of the Partners had also signed. The Limited Partners and/or their assigns hereby waive any and all defenses or other remedies that may be available against any such Third Party or other person to contest, negate or disaffirm any action of the General Partner in connection with any such statement provided for in this Section 9.2. Each contract, agreement, deed, mortgage, security agreement, promissory note or other instrument or document executed by the General Partner, or its representative, with respect to the business or property of the Partnership shall be conclusive evidence in favor of any and every person relying thereon or claiming thereunder that (a) at the time of the execution and delivery thereof, this Agreement was in full force and effect, (b) such instrument or document was duly executed in accordance with the terms and provisions of this Agreement and is binding upon the Partnership, and
(c) the General Partner, or its representative, was duly authorized and empowered to execute and deliver any and every such instrument or document for and on behalf of the Partnership. Such statement shall not, however, have any effect between the Partners unless the action in question was in fact authorized pursuant to this Agreement .


                                   ARTICLE X
                                   ---------

                   Rights and Obligations of Limited Partners
                   ------------------------------------------

        SECTION 10.1 - AUTHORITY OF LIMITED PARTNERS. Except as set forth in this Agreement, or as permitted by the General Partner, no Limited Partner (unless such Limited Partner shall also be a General Partner acting in such capacity) shall:

            (a) take part in the management of the business or transact any business on behalf of the Partnership; or

            (b) have the power to execute instruments or documents on behalf of the Partnership or bind the Partnership in any manner.

        SECTION 10.2 - RIGHTS OF LIMITED PARTNERS. Each Limited Partner (or its duly authorized agent) shall have the right:

            (a) under reasonable circumstances to inspect at the office of the Partnership during ordinary business hours and to copy at the requesting Partner's expense:

                (1) the list of the names and business addresses of the Partners; and

                (2) the Certificate of Limited Partnership, including amendments, and powers of attorney utilized in the execution of such documents; and

                (3) Partnership income tax returns for the three most recent years; and

                (4) the written Partnership Agreement with all Amendments; and

                (5) financial statements of the Partnership for the three most recent years.

            (b) to obtain from the General Partner from time to time on reasonable demand just and reasonable information including the state of the business and financial condition of the Partnership and copies of the Partnership tax returns after such become available.

        SECTION 10.3 - ASSIGNMENT BY PARTNERS. Except as provided in Article XI, or Sections 10.5 or 5.2, and except for any transfer by the Class A Limited Partner of all or any portion of its interest in the Partnership to any Affiliate of such Limited Partner, no Limited Partner may transfer his interest in the Partnership, voluntarily or involuntarily, unless such Limited Partner complies with the right of refusal provisions contained in Section 10.4. No such assignee shall become a Partner of the same class as his assignor unless:

            (a) such person executes an instrument reasonably satisfactory to the General Partner accepting and adopting the terms and provisions of this Agreement; and

            (b) in the case of assignments other than by operation of law, the assignor states his intention in writing to have his assignee become a Partner of the same class; and

            (c) such assignee executes a Power of Attorney as described in
Article XII and such other documents as the General Partner may reasonably require; and

            (d) all expenses and costs relating to the assignment, including the General Partner's attorneys' fees, shall be paid by the assignor or assignee; and

            (e) except for employees of DMCS who acquire their Class B Limited Partner interest in the Partnership pursuant to Section 5.2, the transferee is not a person or entity (i) which owns, operates or franchises convenience stores and/or gasoline stations (a "Competing Person") or (ii) which controls, is controlled by, or is under common control with a Competing Person.

        If the foregoing conditions are not complied with, the Partnership need not recognize such assignment for any purpose. The assignment by a Limited Partner or by an assignee of a Limited Partner, shall become effective on the day of receipt by the General Partner of evidence of such assignment and of compliance with this Section 10.3.

        SECTION 10.4 - RIGHT OF FIRST REFUSAL. Except with respect to (i) transfers permitted pursuant to Article XI or Section 5.2, or (ii) transfers by the Class A Limited Partner of all or a portion of its interest in the Partnership to any Affiliate of such Limited Partner, in the event a Limited Partner desires to sell all or any part of his interest in the Partnership, the Limited Partner may sell such interest only in accordance with this Section. In the event a Limited Partner receives a bona fide offer ("Offer") to purchase his interest (excluding an offer to purchase from another Partner), then such Limited Partner shall provide the General Partner with a copy of the Offer. In the event a Limited Partner has not received an Offer but desires to sell all or any part of his interest in the Partnership, he may give the General Partner a written statement indicating the price and terms that such Partner would be willing to sell such interest (also an "Offer"). The General Partner shall then have a period of twenty (20) days ("Notice Period") within which to give written notice to the Limited Partner of its intention to purchase such interest (or cause the Partnership to purchase such interest) in accordance with the terms of the Offer. Failure to notify the Limited Partner within the Notice Period shall be deemed a rejection. If the Offer is rejected, the selling Limited Partner shall be free to consummate such sale in accordance with the Offer for a period of one hundred and twenty (120) days next following the end of the Notice Period, provided that all of the requirements of Section 10.3 are complied with. Failure to consummate such sale within the one hundred and twenty (120) day period shall cause such interest to be re-subjected to the right of first refusal set forth in this Section. In the event more than one Partner accepts the Offer, then each such accepting Partner shall be entitled to purchase a proportionate amount of the interest being sold.

        SECTION 10.5 - RIGHT TO GIFT INTEREST. Notwithstanding the transfer restrictions contained in this Article X, The Nirenberg Family Charitable Foundation, Inc. (the "Foundation") shall be permitted to transfer its Class B interest in the Partnership by gift so long as such transfer is necessary or required to avoid the imposition on the Foundation, or on any of its affiliates, of the "excess business holdings" excise tax under Code section 4943.


                                   ARTICLE XI
                                   ----------

                          Special Transfer Provisions
                          ---------------------------

        SECTION 11.1 - TRANSFER OF LIMITED PARTNERSHIP INTEREST. Commencing five years and six months after the Closing Date, if the Term of the Partnership has been extended beyond such date, any Limited Partner whose Percentage Interest in the Partnership is greater than 30% may sell all or a portion of his or its limited partnership interest in the Partnership, so long as such sale is made in accordance with the following provisions:

            (a) The Limited Partner must notify the General Partner, in writing, of his or its desire to sell his or its interest in the Partnership. On behalf of the Limited Partnership, the General Partner will thereafter negotiate with the Limited Partner to acquire the Limited Partner's interest in the Partnership. If, within 30 days after receipt of such written notice by the General Partner, the General Partner and the Limited Partner do not reach an agreement as to the acquisition by the Partnership of the interest of the Limited Partner in the Partnership, the Limited Partner will thereafter have the right to offer his or its Limited Partnership interest to a third party.

            (b) If the Limited Partner receives an offer to purchase his or its Limited Partnership interest from a third party (the "Offer"), the Limited Partner shall comply with the provisions of Section 10.4 above.

            (c) If the Limited Partner and the General Partner cannot agree on the terms on which the Partnership would acquire the Limited Partner's interest in accordance with Section 11.1(a) herein, and if the Limited Partner is unable to find a third party purchaser within 60 days thereafter, then the Limited Partner will have the right to either: (i) demand that the Limited Partnership be dissolved, and that the assets of the Partnership be distributed to the Partners in accordance with Article XV of this Agreement; or (ii) cause the assets of the Limited Partnership to be sold. In the event the assets of the Partnership are distributed, the Limited Partner will also have the right to request that DMCS file a registration statement on the Limited Partner's behalf on terms and conditions that are customarily applicable to registration rights granted to the holders of convertible securities and, in such event, General Partner will use its best efforts to cause such registration statement to be filed and become effective.


                                  ARTICLE XII
                                  -----------

                               Power of Attorney
                               -----------------

        SECTION 12.1 - POWER OF ATTORNEY. Each Limited Partner irrevocably constitutes and appoints the General Partner as his true and lawful attorney, in his name, place and stead, to make, execute, acknowledge and file:

            (a) a Certificate of Limited Partnership setting forth the terms of this Agreement as required by the laws of the State of Connecticut; and

            (b) any Certificate or other instrument which may be required to be filed by the Partnership under the laws of the State of Connecticut or which the General Partner shall deem it advisable to file; and

            (c) any and all amendments or modifications of the Agreement described in Section 12.5 and any Amended Certificates of Limited Partnership required as a result of any such Amendments; and

            (d) all documents which may be required to effectuate the formation, qualification, continuation, dissolution or termination of the Partnership.

        SECTION 12.2 - ASSIGNMENT. The foregoing Power of Attorney, as well as all other such Powers of Attorney contained in this Agreement, shall survive the delivery of an assignment by any Limited Partner of the whole or any portion of his interest in this Partnership.

        SECTION 12.3 - ADMISSION OF LIMITED PARTNER. The General Partner shall require an assignee of a Limited Partner to execute as a condition to his admission as a Limited Partner, a Power of Attorney satisfying the requirements of this Article.

        SECTION 12.4 - IRREVOCABLE. The foregoing Power of Attorney is a special Power of Attorney coupled with an interest, is irrevocable and shall survive the death, disability, bankruptcy, insolvency or dissolution of the Limited Partner.

        SECTION 12.5 - AMENDMENTS BY GENERAL PARTNER. The General Partner, through use of the Powers of Attorney, shall have the right to amend this Agreement, if such Amendments are:

            (a) of an inconsequential nature and do not affect the rights of the Limited Partners in any material respect;

            (b) required or contemplated by this Agreement as, for example, upon the admission of additional Limited Partners;

            (c) in the opinion of counsel to the General Partner, necessary to conform to the requirements of state or Federal law. Any Amendment so made shall be deemed effective as of the date of this Agreement; or

            (d) approved by a Super Majority of the Partners.


                                  ARTICLE XIII
                                  ------------

                                Indemnification
                                ---------------

        SECTION 13.1 - INDEMNIFICATION OF GENERAL PARTNER. Except as provided in this Article XIII, the General Partner shall not be liable to the Limited Partners due to any actions taken by the General Partner. In addition, any act or omission by the General Partner the effect of which may cause or result in loss or damage to the Partnership or the Limited Partners, if done in good faith and in accordance with sound business practices and otherwise in accordance with the terms of this Agreement, shall not subject the General Partner, or any of its partners, representatives, successors and assigns, to any liability. The Partnership agrees to indemnify and hold the General Partner, their representatives, successors and assigns, harmless from any claim, loss, expense, liability, action or damage resulting from any such act or omission, including, without limitation, reasonable costs and expenses of administrative reviews and hearings with the IRS or other government agencies, litigation and appeal (and the reasonable fees and expenses of attorneys and accountants engaged by the General Partner in connection with any such administrative procedure or in the prosecution or defense of such litigation or appeal), but the General Partner shall not be entitled to be indemnified or held harmless due to, or arising from, its gross negligence or willful misconduct.

        SECTION 13.2 - INDEMNIFICATION OF PARTNERSHIP. The General Partner shall indemnify and hold the Partnership, and the Limited Partners harmless from and against any claim, loss, expense, liability, action or damage including, without limitation, reasonable costs and expenses of litigation and appeal (and the reasonable fees and expenses of counsel) due to or arising out of such General Partner's gross negligence or willful misconduct.


                                  ARTICLE XIV
                                  -----------

               Restriction Against Transfers By General Partner;
               -------------------------------------------------
                           Removal of General Partner
                           --------------------------

        SECTION 14.1 - REMOVAL OF GENERAL PARTNER. The General Partner may be removed as the General Partner only for gross negligence or willful misconduct. Removal of a General Partner may be effected only by delivery of a written notification to the General Partner requesting removal of the General Partner, which notification must be signed by a Super Majority of the Partners. The notification shall set forth in reasonable detail the cause for removal, and shall bear the witnessed and notarized signature of each Limited Partner joining in said notification. The notification must also set forth the name and address of a general partner which the signatory Limited Partners propose in substitution for the removed General Partner.

        SECTION 14.2 - EFFECT OF REMOVAL. The removal of the General Partner shall be effective upon election of a successor General Partner. A General Partner so removed shall be entitled to receive that amount that would be due him had the assets of the Partnership been sold at their fair market value as of the date of the removal and such proceeds were distributed among the

Partners in accordance with Section 6.4. Such removed General Partner shall not be entitled to any other distributions or to exercise any of the rights of a Partner. The Percentage Interest of the removed General Partner shall, as of the effective date of such removal, be vested in the successor General Partner if the removed General Partner was the sole General Partner.

        SECTION 14.3 - SUCCESSOR. The consent of a Super Majority is required to choose an additional or successor General Partner, but no sole remaining General Partner may be removed unless and until a successor General Partner shall have been elected. In the event that the sole remaining General Partner is removed and no successor shall be elected within 90 days of the effectiveness of such removal, then the Partnership shall be dissolved.

        SECTION 14.4 - TRANSFER OF GENERAL PARTNER'S INTEREST.  The
General Partner may not sell, transfer (voluntarily or by operation of law), assign or encumber by pledge or otherwise any part of its general partnership interest, nor may more than 50% of the beneficial ownership of the General Partner be sold or transferred (other than to persons who are already partners of the General Partner on the date hereof), without first obtaining the written consent of a Super Majority of the Limited Partners, which consent shall not be unreasonably withheld or delayed.


                                   ARTICLE XV
                                   ----------

                          Dissolution and Termination
                          ---------------------------

        SECTION 15.1 - EVENTS OF DISSOLUTION. The Partnership shall be dissolved upon the happening of the first to occur of the following:

            (a) The expiration of its Term, as provided in Section 4.1.

            (b) A disposition by the Partnership of more than 1,115,245 DMCS Shares in the aggregate (including all prior dispositions of DMCS Shares by the Partnership), except that upon the happening of such event, the General Partner can extend the Partnership for reasonable periods of time upon the vote of a Super Majority of the Partners.

            (c) The bankruptcy, insolvency, death, incompetency or other event set forth in Section 34-28 of the Connecticut General

Statutes ("Event of Withdrawal") by, of, or to the General Partner except that the Partnership shall not be dissolved if either:

                (1) a remaining General Partner, if any, continues the business of the Partnership, or

                (2) within 90 days following such event a Super Majority of Limited Partners agree in writing to continue the business of the Partnership and to the appointment of one or more successor General Partner.

            (d) A determination by the General Partner to dissolve the Partnership.

            (e) The failure to elect a successor to a sole remaining General Partner who has withdrawn, dissolved or been removed within the time required by
Section 14.3.

            (f) Any Limited Partner electing pursuant to Section l1.l(c)(i) to cause the Partnership to be dissolved.

        SECTION 15.2 - PRIORITY OF DISTRIBUTION. If the Partnership shall terminate for any reason, the General Partner shall proceed to the liquidation of the Partnership, subject to the rights of the Class A Limited Partner under
Section 15.6 hereof to elect to receive certain distributions in kind, and the proceeds of such liquidation shall be applied and distributed in the following order of priority:

            (a) To expenses of liquidation, and to creditors, including Partners who are creditors, to the extent permitted by law, in satisfaction of liabilities of the Partnership, except for distributions due Partners under Sections 34-20(d) and 34-27(d) of the Act.

            (b) To the setting up of any reserves which the General Partner may deem reasonably necessary for any contingent or unforeseen liabilities or obligations of the Partnership or of the General Partner (other than any liabilities for which the General Partner is not entitled to indemnification under Article XIII or in respect of which the General Partner must indemnify the Partners or the Partnership, in each case because of the General Partner's gross negligence or willful misconduct) arising out of, or in connection with, the Partnership. Such reserve shall be paid over by the General Partner to a commercial bank or an attorney-at-law of the State of Connecticut, as escrowee, to be held for the purpose of disbursing such reserves in payment of any of the aforementioned contingencies, and, at the expiration of such period, as the General Partner shall deem advisable, to distribute the balance thereafter remaining in the manner hereinafter provided.

            (c) To Partners and former Partners in satisfaction of liabilities for distributions under Sections 34-20(d) and 34-27(d) of the Act.

            (d) Any balance then remaining shall be distributed among all Partners in accordance with Section 6.4.

        SECTION 15.3 - PERIOD OF DISSOLUTION. A reasonable time (but in no event later than the latter of the end of the taxable year of the liquidation of the Partnership or 90 days after the date of the termination) shall be allowed for the orderly liquidation of the assets of the Partnership and the discharge of liabilities to creditors so as to enable the General Partner to minimize the normal losses attendant upon a liquidation.

        SECTION 15.4 - STATEMENT. Each of the Partners shall be furnished with a statement prepared by the Partnership's then independent accountants, which shall set forth the assets and liabilities of the Partnership as of the date of complete liquidation. Upon the General Partner complying with the foregoing distribution plan (including payment over to an escrowee if there are sufficient funds therefor), the General Partner shall execute and cause to be filed a Certificate of Cancellation of the Partnership.

        SECTION 15.5 - LIABILITY FOR CAPITAL CONTRIBUTIONS. The General Partner shall not be personally liable for the return of the Capital Contributions of the Limited Partners or any portion of such Capital Contribution. Any such return, if any, shall be made solely from Partnership assets.

        SECTION 15.6 - DISTRIBUTION OF ASSETS.

            (a) Upon any termination or dissolution of the Partnership, the Class A Limited Partner shall have the right, upon written notice to the General Partner (the "Notice"), to elect to receive its distribution in the form of the assets of the Partnership if the Class A Limited Partner shall determine in its reasonable judgment that the net sales value of the Partnership's assets would be insufficient to enable such Limited Partner to recover its Unrecovered Capital and the 6% Preferred Return. In such event, the assets of the Partnership shall be valued at their fair market sales value which, in the case of any DMCS Shares held by the Partnership, shall equal the average closing sale price of such stock for the ten (10) trading days immediately preceding the date of termination or dissolution as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or if then listed on an exchange, the principal exchange. The Class A Limited Partner may give the Notice up to 150 days prior to a scheduled termination or dissolution of the Partnership, and for such purposes (but not for purposes of determining the value of the assets for the distribution or the right of the Class A Limited Partner ultimately to receive its distribution in kind, which shall be determined as of the date of termination or dissolution), the fair market sales value of the assets of the Partnership shall be determined as of the date of the Notice (and in the case of any DMCS Shares, shall equal the average closing sales price of such stock for the ten trading days immediately preceding the date of the Notice as reported by the National Association of Securities Dealers, Inc. Automated Quotation system, or if then listed on an exchange, the principal exchange).

            (b) Notwithstanding the Class A Limited Partner's right to receive DMCS Shares contained in Section 15.6(a), if the General Partner, within 60 days after receipt of the Notice enters into a binding contract on behalf of the Partnership, to sell the assets of the Partnership (the "Sales Contract") at a net sales value which would allow the Class A Limited Partner to recover its Unrecovered Capital plus the 6% Preferred Return, then the General Partner shall be free to consummate such sale in accordance with the Sales Contract for a period of ninety (90) days next following the date of the Sales Contract. Failure to consummate such sale within the ninety day period shall entitle the Class A Limited Partner to receive the assets of the Partnership pursuant to
Section 15.6(a).


                                  ARTICLE XVI
                                  -----------

                             Concluding Provisions
                             ---------------------

        SECTION 16.1 - ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties. There are no oral understandings, terms or conditions, and no party has relied upon any representation, express or implied, not contained in this Agreement except as set forth in the Representations Agreement

        SECTION 16.2 - AMENDMENTS. Except as provided in Section 12.5, this Agreement may not be amended in any respect whatsoever except by a further agreement, in writing, fully executed by each of the parties.

        SECTION 16.3 - SUCCESSORS. Subject to the restrictions on transfer set forth herein, this Agreement shall be binding upon and inure to the benefit of the parties and to their respective heirs, personal representatives, successors and assigns.

        SECTION 16.4 - CAPTIONS. The captions of this Agreement are for convenience and reference only and in no way define, describe, extend or limit the scope or intent of this Agreement or the intent of any provision contained in this Agreement.

        SECTION 16.5 - NOTICE. Any notice, demand, offer or other written instrument ("Notice") required or permitted to be given shall be in writing signed by the party giving such Notice and shall be hand delivered or sent, postage prepaid, by Certified or Registered Mail, Return Receipt Requested, to the parties at the addresses as set forth in this Agreement. Any Notice to be given to the estate of any deceased person shall be addressed to the personal representative of such deceased person at his address or, if there be no personal representative, to the estate of the deceased person at his address as set forth in this Agreement. Any party shall have the right to change the place to which such Notice shall be sent or delivered by similar notice sent in like manner to all other parties hereto. The effective date of any offer, demand, notice or instrument shall be the date of the mailing (if by mail) or addressee's receipt (if hand delivered) of such offer, demand, notice or instrument.

        SECTION 16.6 - ARBITRATION. Any disagreement arising among the parties as to the conduct of the Partnership business, or as to its termination, or as to any other matter, cause or thing whatsoever not herein otherwise provided for, shall be settled and conclusively determined by arbitration, and each of the parties hereto seeking arbitration shall appoint one such arbitrator and both of such arbitrators shall appoint a third arbitrator, and the decision of two of such arbitrators, when made in writing, shall be conclusive upon the parties hereto.

            (a) The appointment of the arbitrators by the respective parties hereto shall be made as follows: The party seeking arbitration hereunder shall serve a notice in writing upon the other party hereto, setting forth the disagreement or disagreements that he desires to be arbitrated, as well as the name of the arbitrator; and, thereupon, the other party hereto, shall within fifteen (15) days after the receipt of such notice serve upon the party seeking arbitration a notice in writing stating the name of his arbitrator.

            (b) The failure of a party to appoint an arbitrator shall authorize the other party to make an appointment for the one so in default.

            (c) If the two arbitrators appointed hereunder shall fail, within fifteen (15) days after the second of the arbitrators shall have been appointed, to select a third arbitrator then, and in any such event, any Judge of the Superior Court of the State of Connecticut, upon application made by either party for that purpose, shall be authorized and empowered to appoint such third arbitrator.

        SECTION 16.7 - COUNTERPARTS. This Agreement may be executed in one or more copies and/or by the affixation of signature pages executed by the Partners to one or more copies, each of which shall be deemed an original.

        SECTION 16.8 - PARTIAL INVALIDITY. The invalidity of one or more of the phrases, sentences, clauses, Sections or Articles contained in this Agreement shall not affect the validity of the remaining portions so long as the material purposes of this Agreement can be determined and effectuated.

        SECTION 16.9 - COUNSEL. The Limited Partners expressly understand and acknowledge that Schatz & Schatz, Ribicoff & Kotkin, is counsel to the Partnership and to the General Partner, but does not represent the Limited Partners in any matter connected with this Agreement.

        SECTION 16.10 - APPLICABLE LAW. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Connecticut.

        SECTION 16.11 - EXHIBITS. All exhibits referred to in this Agreement shall be incorporated into this Agreement by such reference and shall be deemed a part of this Agreement as if fully set forth in this Agreement.

        SECTION 16.12 - GENDERS. Any reference to the masculine gender shall be deemed to include the feminine and neuter genders, and vice versa, and any reference to the singular shall include the plural, and vice versa, unless the context otherwise requires.


        Dated as of the 12th day of March, 1992.



                                            DM ASSOCIATES LIMITED
                                              PARTNERSHIP

                                            GENERAL PARTNER

                                            DM MANAGEMENT ASSOCIATES


                                            By /s/ Frank Colaccino
                                               ---------------------------------
                                               FRANK COLACCINO
                                               Its Managing Partner

                                            LIMITED PARTNERS

                                            Class A Limited Partner

                                            HNB INVESTMENT CORP.

                                            By [Illegible Signature]
                                               ---------------------------------

                                            Its Vice President

                                            Class B Limited Partners



                                            /s/ Charles Nirenberg
                                            ------------------------------------
                                            Charles Nirenberg

                                            THE NIRENBERG FAMILY CHARITABLE
                                             FOUNDATION, INC.


                                            By /s/ Charles Nirenberg
                                               ---------------------------------

                                            Its President

STATE OF CONNECTICUT)
                    )    ss.
COUNTY OF           )

        Before me, the undersigned, this _____ day of __________, 1992, personally appeared FRANK COLACCINO, known to me to be the Managing Partner of DM MANAGEMENT ASSOCIATES, a partnership, and that he as such Managing Partner, signer and sealer of the foregoing instrument, acknowledged the execution of the same to be his free act and deed individually and as such Managing Partner, and the free act and deed of said partnership.

        In Witness Whereof, I hereunto set my hand.



                                        /s/ [ILLEGIBLE SIGNATURE]
                                        ----------------------------------------
                                        Notary Public
                                        My Commission Expires: March 31, 1995
                                        Commissioner of the Superior Court

STATE OF CONNECTICUT)
                    )    ss.
COUNTY OF           )

        Before me, the undersigned, this _____ day of __________, 1992, personally appeared Charles W. Salyer, known to me to be the Vice President of HNB INVESTMENT CORP., and that he as such officer, signer and sealer of the foregoing instrument, acknowledged the execution of the same to be his free act and deed individually and as such officer, and the free act and deed of said corporation.

        In Witness Whereof, I hereunto set my hand.





                                        /s/ [ILLEGIBLE SIGNATURE]
                                        ----------------------------------------
                                        Notary Public
                                        My Commission Expires: March 31, 1995
                                        Commissioner of the Superior Court

STATE OF CONNECTICUT)
                    )    ss.
COUNTY OF           )

        Before me, the undersigned, this _____ day of __________, 1992, personally appeared CHARLES NIRENBERG, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged that he executed the same for the purposes therein contained as his free act and deed.

        In Witness Whereof, I hereunto set my hand.





                                        /s/ [ILLEGIBLE SIGNATURE]
                                        ----------------------------------------
                                        Notary Public
                                        My Commission Expires: March 31, 1995
                                        Commissioner of the Superior Court

STATE OF CONNECTICUT)
                    )    ss.
COUNTY OF           )

        Before me, the undersigned, this _____ day of __________, 1992, personally appeared Charles Nirenberg , known to me to be the President of THE NIRENBERG FAMILY CHARITABLE FOUNDATION, INC., and that he as such officer, signer and sealer of the foregoing instrument, acknowledged the execution of the same to be his free act and deed individually and as such officer, and the free act and deed of said corporation.

        In Witness Whereof, I hereunto set my hand.





                                        /s/ [ILLEGIBLE SIGNATURE]
                                        ----------------------------------------
                                        Notary Public
                                        My Commission Expires: March 31, 1995
                                        Commissioner of the Superior Court

                                   EXHIBIT A
                                   ---------

                                                    Capital           Percentage
               Partner                           Contribution          Interest
                                                 ------------          --------



General Partner
---------------

DM Management Associates                          $   700,000            4.32%

Class A Limited Partner:


 HNB Investment Corp.                               8,000,000           49.38%


Class B Limited Partners:

 Charles Nirenberg                                  7,400,000           45.68%

 The Nirenberg Family Charitable
 Foundation, Inc.                                     100,000            0.62%

                                                    ---------           -----
        TOTAL                                     $16,200,000          100.00%

                                   EXHIBIT F
                                   ---------


                 Agreement relating to the Joint Filing of this
                   Schedule 13D as required by Rule 13d-1(f)

                                   EXHIBIT F
                                   ---------


        The undersigned agree that a statement on Schedule 13D to be filed with the Securities and Exchange Commission on March 13th, 1992, will be filed on behalf of each of them as members of a group.

                                        DM Associates Limited
                                          Partnership

                                        By DM Management Associates
DM Management Associates                Its General Partner



By /s/ Frank Colaccino                  By /s/ Frank Colaccino
  ------------------------------          --------------------------------
   Frank Colaccino                         Frank Colaccino
   Its Managing General Partner            Its Managing General Partner



                                          /s/ Frank Colaccino
                                          --------------------------------
                                          Frank Colaccino